As filed with the Securities and Exchange Commission on July 30, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TOWN SPORTS INTERNATIONAL

HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-0640002
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5 Penn Plaza (4th Floor)
New York, New York	10001
(Address of Principal Executive Offices)	(Zip Code)

Town Sports International Holdings, Inc. 2006 Stock Incentive Plan

(as amended and restated effective as of April 2, 2015)

(Full Title of the Plan)

Copies to:
Carolyn Spatafora
Chief Financial Officer Town Sports International Holdings, Inc. 5 Penn Plaza (4th Floor) New York, New York 10001 (Name and Address of Agent for Service)	Michael Nathan, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017-3954 (212) 455-2000

(212) 246-6700

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $0.001 per share	500,000	$2.355	$1,177,500	$136.83

(1)	This Registration Statement covers 500,000 shares of the Registrant’s common stock available for issuance under the Town Sports International Holdings, Inc. 2006 Stock Incentive Plan (as amended and restated effective as of April 2, 2015). This Registration Statement shall also cover any additional shares of common stock of the Registrant that become issuable under the Town Sports International Holdings, Inc. 2006 Stock Incentive Plan (as amended and restated effective as of April 2, 2015) by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of the outstanding shares of common stock of the Registrant.
(2)	Calculated solely for purposes of the registration fee for this offering in accordance with paragraph (c) and (h)(1) of Rule 457 of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the Registrant’s common stock as reported by The NASDAQ Global Market on July 27, 2015.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

Not required to be filed with this Registration Statement.

Item 2. Registrant Information and Employee Plan Annual Information.

Not required to be filed with this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) by Town Sports International Holdings, Inc., a Delaware corporation (the “Company” or the “Registrant”), are incorporated by reference herein:

(1)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on February 27, 2015;

(2)	the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2015 and June 30, 2015, filed with the SEC on May 5, 2015 and July 30, 2015, respectively;

(3)	the Company’s Current Reports on Form 8-K, filed with the SEC on January 2, 2015, February 2, 2015, February 25, 2015, March 25, 2015, May 5, 2015, June 12, 2015, June 18, 2015, July 22, 2015 and July 30, 2015;

(4)	the description of the Company’s Common Stock in the Company’s Registration Statement on Form 8-A (File No. 000-52013) under Section 12(g) of the Exchange Act, as may be deemed to have been updated by the SEC’s order contained in Release No. 34-54240 (July 31, 2006) approving the Nasdaq application for Section 12(b) registration of Nasdaq listed company securities, made by Nasdaq on behalf of its listed companies pursuant to NASD Rule 4130 of the Financial Industry Regulatory Authority Rulebook as such description may be deemed to have been updated by the disclosure in the Company’s Current Reports on Form 8-K, filed on May 19, 2008 and September 17, 2014.

All documents subsequently filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. The Company is not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, or any information furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K, or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

The validity of the securities offered hereby has been passed upon by David M. Kastin, Esq., Senior Vice President — General Counsel and Corporate Secretary of the Registrant. Mr. Kastin is a full-time employee of the Registrant.

Item 6. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides for the indemnification of officers and directors in certain circumstances. In accordance with and to the extent permitted by the DGCL, Article VII of the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) limits the personal liability of the directors of the Registrant for breaches of fiduciary duty. In accordance with and to the extent permitted by the DGCL, Article VIII of the Certificate of Incorporation and Article VIII of the Company’s Third Amended and Restated By-Laws (the “By-Laws”) permit the Company to indemnify its directors and officers.

The Company has entered into agreements with its directors and certain officers that will require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent permitted by law. The Company maintains liability insurance for the benefit of its officers and directors.

The Registrant’s 2004 Common Stock Option Plan, as amended (the “2004 Stock Option Plan”), provides for the indemnification of the Registrant’s directors in connection with any action, suit or proceeding in which such directors are involved by reason of any act or omission under the 2004 Stock Option Plan or any option granted thereunder. To the maximum extent permitted by the DGCL, the Certificate of Incorporation and By-Laws and to the extent not covered by insurance directly insuring such person, the Registrant’s 2006 Stock Incentive Plan (as amended and restated effective as of April 2, 2015) (the “2006 Stock Incentive Plan”) provides for the indemnification of the Registrant’s officers and directors for any cost, expense or liability arising out of any act or omission in connection with the administration of the 2006 Stock Incentive Plan.

The above discussion of the DGCL and of the Certificate of Incorporation, By-Laws, indemnification agreements, 2004 Stock Option Plan and 2006 Stock Incentive Plan is not intended to be exhaustive and is qualified in its entirety by such statute, Certificate of Incorporation, By-Laws, indemnification agreements, 2004 Stock Option Plan and 2006 Stock Incentive Plan.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Company as disclosed above, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of Town Sports International Holdings, Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 (File No. 000-52013)).

4.2	Third Amended and Restated By-Laws of Town Sports International Holdings, Inc. (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K, filed with the Commission on September 17, 2014).

4.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.5 of the Registrant’s Current Report on Form 8-K, filed with the Commission on May 19, 2008 (File No. 000-52013)).

4.4	Certificate of Designations of Series A Junior Participating Preferred Stock of Town Sports International Holdings, Inc. filed with the Secretary of State of the State of Delaware on January 2, 2015 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, dated January 2, 2015).

4.5	Town Sports International Holdings, Inc. 2006 Stock Incentive Plan (as amended and restated effective as of April 2, 2015) (incorporated by reference to Appendix A of the Registrant’s definitive Proxy Statement on Schedule 14A filed on April 27, 2015).

5.1	Opinion of David M. Kastin, Esq., Senior Vice President — General Counsel and Corporate Secretary of the Registrant.*

23.1	Consent of PricewaterhouseCoopers LLP.*

23.2	Consent of David M. Kastin, Esq., Senior Vice President—General Counsel and Corporate Secretary of the Registrant (included in Exhibit 5.1).*

24	Power of Attorney (included on signature page).*

* Filed herewith.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 30th day of July, 2015.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.

By:	/s/ Carolyn Spatafora
	Name:	Carolyn Spatafora
	Title:	Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Carolyn Spatafora as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Patrick Walsh	Executive Chairman	July 30, 2015
Patrick Walsh	(Principal Executive Officer)

/s/ Carolyn Spatafora	Chief Financial Officer (Principal	July 30, 2015
Carolyn Spatafora	Financial and Accounting Officer)

/s/ Martin J. Annese	Director	July 30, 2015
Martin J. Annese

/s/ Jason M. Fish	Director	July 30, 2015
Jason M. Fish

/s/ Thomas J. Galligan III	Director	July 30, 2015
Thomas J. Galligan III

/s/ Robert J. Giardina	Director	July 30, 2015
Robert J. Giardina

/s/ Mark A. McEachen	Director	July 30, 2015
Mark A. McEachen

/s/ L. Spencer Wells	Director	July 30, 2015
L. Spencer Wells

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of Town Sports International Holdings, Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 (File No. 000-52013)).

4.2	Third Amended and Restated By-Laws of Town Sports International Holdings, Inc. (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K, filed with the Commission on September 27, 2014).

4.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.5 of the Registrant’s Current Report on Form 8-K, filed on May 19, 2008 (File No. 000-52013)).

4.4	Certificate of Designations of Series A Junior Participating Preferred Stock of Town Sports International Holdings, Inc. filed with the Secretary of State of the State of Delaware on January 2, 2015 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, dated January 2, 2015).

4.5	Town Sports International Holdings, Inc. 2006 Stock Incentive Plan (as amended and restated effective as of April 2, 2015) (incorporated by reference to Appendix A of the Registrant’s definitive Proxy Statement on Schedule 14A filed on April 27, 2015).

5.1	Opinion of David M. Kastin, Esq., Senior Vice President — General Counsel and Corporate Secretary of the Registrant.*

23.1	Consent of PricewaterhouseCoopers LLP.*

23.2	Consent of David M. Kastin, Esq., Senior Vice President—General Counsel and Corporate Secretary of the Registrant (included in Exhibit 5.1).*

24	Power of Attorney (included on signature page).*

* Filed herewith.